UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Genesco Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 12, 2021, Genesco Inc. (the “Company”) issued the following letter to the shareholders of the Company.

The letter to shareholders was also posted by the Company to www.GenescoDrivingValue.com on July 12, 2021.

TIME IS SHORT

OUR JULY 20 ANNUAL MEETING OF SHAREHOLDERS IS FAST APPROACHING,

AND YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE BLUE PROXY CARD TODAY FOR ALL OF GENESCO’S HIGHLY

QUALIFIED DIRECTOR NOMINEES

You may have seen a number of communications regarding the upcoming Annual Meeting and contested election of Genesco’s Directors. We are writing to you today to urge you to promptly submit your vote on Genesco’s BLUE card in support of the company’s nominees. Since time is short, we encourage you to vote by telephone or by Internet if possible.

We believe our Board is the right one to lead Genesco – and that Legion’s unqualified nominees would introduce significant risk for shareholders and could derail our momentum in implementing our footwear focused strategy. We are supported by ISS, the nation’s leading proxy advisor, which also recommends that Genesco shareholders vote “FOR ALL” of the Company’s director nominees on the BLUE proxy card, stating: “In light of GCO’s recent board and management changes, and given that Legion’s nominees do not appear demonstrably superior to the directors whom they would replace, shareholders are advised to support the board’s nominees at this annual meeting.”

GENESCO HAS THE RIGHT STRATEGIC PLAN IN PLACE –

AND IT IS DELIVERING STRONG RESULTS

✓	Our footwear focused strategy has delivered strong results, both before and throughout the pandemic

✓	We are off to a strong start in FY2022, as evidenced by outstanding Q1 results that meaningfully exceeded expectations, with revenue and adjusted operating profit well above pre-pandemic levels

✓	Generated record ~$450 million in FY2021 digital revenue, an increase of ~75% year-over-year by leveraging pre-pandemic investments in digital capabilities

✓	Genesco’s Board has been integral to our success by bringing on directors and executives with the core competencies that are aligned with our footwear focused strategy

✓	Genesco’s share price has more than doubled this year as a result of our strong operational performance, outperforming our peers and the broader market[1]

[1]	Genesco stock is up 106%, peer index is up 81% and the Russell 2000 is up 13% year-to-date through July 9, 2021.

Vote the BLUE Proxy Card Today	To learn more visit GenescoDrivingValue.com

OUR BOARD IS THE MOST COMPELLING CHOICE TO DELIVER LONG-TERM

VALUE TO SHAREHOLDERS

We believe that our Board of Directors brings the right skills and expertise to continue driving value creation. A majority of Genesco’s Board has been appointed since 2019, four of Genesco’s dedicated and longer-serving directors having retired over the same period, and Genesco’s current directors have an average tenure on the Board of five years. The Board’s refreshment program has strengthened the skillsets, enhanced the diversity, and substantially reduced the average tenure of Genesco’s Board. Collectively, Genesco’s directors bring a wealth of leadership experience, financial, strategic and retail expertise, and strong track records of building enduring brands and creating sustainable value for shareholders:

✓	All 9 directors have senior leadership experience (C-suite experience or equivalent)

✓	8 of 9 directors have public company leadership experience (either as CEO or as a director)

✓	7 of 9 have worked in retail and consumer facing industries

✓	7 of 9 have eCommerce backgrounds

✓	5 of 9 have operations management skills

YOU HAVE AN IMPORTANT DECISION THAT DIRECTLY IMPACTS THE VALUE OF

YOUR INVESTMENT AND THE FUTURE OF GENESCO

Your Board and management are fully committed to enhancing shareholder value by continuing to execute our footwear focused strategy. We strongly urge you to vote “FOR ALL” of Genesco’s highly qualified and experienced director nominees. As always, we appreciate your continued support.

Sincerely,

The Genesco Board of Directors

Vote the BLUE Proxy Card Today	To learn more visit GenescoDrivingValue.com

Vote the BLUE Proxy Card Today	To learn more visit GenescoDrivingValue.com

Forward-Looking Statements

This letter contains forward-looking statements, including those regarding the performance outlook for the Company and all other statements not addressing solely historical facts or present conditions. Forward- looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “should,” “anticipate,” “optimistic” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from the effects of COVID-19 on the Company’s business, including COVID-19 case spikes in locations in which the Company operates, the roll-out of COVID-19 vaccines and the public’s acceptance of the vaccines, additional stores closures due to COVID-19, the timing of the re-opening of our stores, the timing of in-person back-to-work and back-to-school and sales with respect thereto, weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from stores closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company’s omni-channel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company’s markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company’s market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company’s shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits; and the cost and outcome of litigation, investigations and environmental matters involving the Company, and the impact of actions initiated by activist shareholders. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Important Additional Information and Where to Find It

Genesco has filed a definitive proxy statement (the “Proxy Statement”) and accompanying proxy card in connection with the solicitation of proxies for the 2021 annual meeting of Genesco shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Genesco with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Genesco’s corporate website at www.genesco.com.

Participants in the Solicitation

Genesco, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Genesco shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Genesco’s directors and executive officers and certain other individuals and their respective interests in Genesco by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Genesco for the fiscal year ended January 30, 2021, and in the Proxy Statement. To the extent holdings of such participants in Genesco’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Vote the BLUE Proxy Card Today	To learn more visit GenescoDrivingValue.com

The Company provided the following chart to investors in investor presentations beginning on July 12, 2021.

On July 12, 2021, the Company issued the following correspondence to employees of the Company.

Follow-up Employee Note Regarding Shareholder Vote Mailings & How To Vote

SUBJECT: Reminder—The Annual Meeting of Shareholders is Fast Approaching

As you know, Genesco has been soliciting votes from all shareholders over the last several weeks, in preparation of our contested Annual Meeting of Shareholders on July 20th. We strongly recommend that all shareholders vote “FOR ALL” nine of our director nominees on the BLUE proxy card.

If you are a Genesco shareholder, you should have already received materials with a BLUE proxy card—and your vote is important! Note that if you hold Genesco shares in more than one account, you will receive separate BLUE cards for each of those accounts. It is important that you vote with respect to each account you own. Voting is quick and easy: you may vote by mail, online, by phone or by email by following the instructions on the BLUE proxy card. We urge you to vote as soon as possible, to ensure your shares are represented at the annual meeting.

You may have also received materials from Legion Partners, with a White proxy card. Please disregard those materials and discard any White proxy cards you may have received. Please do not vote using any White proxy cards, as such votes will cancel any of your previous votes.

If you have any questions or need help voting your BLUE proxy card, please call Innisfree, the firm assisting us with the solicitation of proxies, at (877) 825-8772 (TOLL-FREE from the U.S. and Canada), or at +1(412) 232-3651 (from other locations). If you have not received your BLUE proxy card, please also call Innisfree.

Forward-Looking Statements

This note contains forward-looking statements, including those regarding the performance outlook for the Company and all other statements not addressing solely historical facts or present conditions. Forward- looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “should,” “anticipate,” “optimistic” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from the effects of COVID-19 on the Company’s business, including COVID-19 case spikes in locations in which the Company operates, the roll-out of COVID-19 vaccines and the public’s acceptance of the vaccines, additional stores closures due to COVID-19, the timing of the re-opening of our stores, the timing of in-person back-to-work and back-to-school and sales with respect thereto, weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from stores closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company’s omni-channel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company’s markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the

Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company’s market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company’s shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits; and the cost and outcome of litigation, investigations and environmental matters involving the Company, and the impact of actions initiated by activist shareholders. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this note are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

Important Additional Information and Where to Find It

Genesco has filed a definitive proxy statement (the “Proxy Statement”) and accompanying proxy card in connection with the solicitation of proxies for the 2021 annual meeting of Genesco shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE U.S. Securities and Exchange Commission (the “SEC”) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Genesco with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Genesco’s corporate website at www.genesco.com.

Participants in the Solicitation

Genesco, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Genesco shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Genesco’s directors and executive officers and certain other individuals and their respective interests in Genesco by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Genesco for the fiscal year ended January 30, 2021, and in the Proxy Statement. To the extent holdings of such participants in Genesco’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.